PRESTIGE BRANDS HOLDINGS, INC.
EMPLOYEE NONQUALIFIED STOCK OPTION AGREEMENT

THIS OPTION AGREEMENT, made and entered into as of the ___ day of ______, ____ (the “Effective Date”), between PRESTIGE BRANDS HOLDINGS, INC., a Delaware corporation (the “Company”), and ______________________, an employee of the Company or of a subsidiary of the Company (the “Employee”).

WHEREAS, the Company desires, by affording the Employee an opportunity to purchase shares of its capital stock as hereinafter provided, to carry out the purpose of the 2005 Long-Term Equity Incentive Plan (the “Plan”).

NOW, THEREFORE, for and in consideration of the premises and other good and valuable consideration, including the services rendered and to be rendered to the Company by the Employee, the Company does hereby grant an option to the Employee, and the Employee accepts such option, on the following terms and conditions:

1.     Grant of Option and Option Price. The Company hereby grants to the Employee the right and option (the “Option”) to purchase all or any part of the number of shares of the common stock of the Company (par value of $.01 per share) herein set forth, at the price per share herein set forth, subject to all the restrictions, limitations and other terms and provisions of the Plan and of this Agreement:

Number of shares covered by this Option:

Price per share for the above shares:  $____________

2.     Term of Option. This term of the Option is ten years from the Effective Date and the Option expires on ___________, subject to earlier termination as provided in the Plan.

3.     Exercisability. Except as may be provided in the Plan, this Option, subject to all the restrictions, limitations and other terms and provisions of the Plan and of this Agreement, shall become exercisable in accordance with the following schedule:

Date Exercisable	Number of Shares

4.     Nontransferable. Unless otherwise approved by the Compensation Committee or expressly permitted in the Plan, this Option is not transferable by the Employee and is exercisable only by the Employee during his or her lifetime.

5.     Agreement Subject to Plan. This Agreement does not undertake to express all conditions, terms and provisions of the Plan; and the grant, and any exercise, of this Option is subject in all respects to all of the restrictions, limitations and other terms and provisions of the Plan, which, by this reference, are incorporated herein to the same extent as if copied verbatim.

6.     Acceptance of Option. The Employee hereby accepts this Option subject to all the restrictions, limitations and other terms and provisions of the Plan and of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

EMPLOYEE:                      PRESTIGE BRANDS HOLDINGS, INC.

                                               By:
Name:                         Name:
                       Title:

2